Exhibit 3.49

AMENDED AND RESTATED

BYLAWS

OF

TROY VINES, INCORPORATED

(hereinafter called the “Corporation”)

Effective March 31, 2014 (the “Effective Date”)

ARTICLE I

Offices

Section 1.1 Registered Office. The registered office of the Corporation shall be fixed in the Articles of Incorporation of the Corporation (the “Articles of Incorporation”).

Section 1.2 Other Offices. The Corporation may also have offices in such other places within or without the State of Texas as the Board of Directors may, from time to time, determine or as the business of the Corporation may require.

ARTICLE II

Meetings of Shareholders

Section 2.1 Annual Meetings. If required by applicable law, an annual meeting of shareholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Texas, as the Board of Directors of the Corporation (the “Board of Directors”) shall determine. The Board of Directors may, in its sole discretion, determine that the annual meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Sections 6.002 and 21.353 of the Texas Business Organizations Code, as amended (the “TBOC”). Stockholders may act by written consent to elect directors; provided, however, that if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could have been elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Any other proper business may be transacted at the annual meeting.

Section 2.2 Special Meetings. Special meetings of shareholders for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the

President or by resolution of the Board of Directors. Unless otherwise permitted by law, business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Section 2.3 Voting; Proxies. Except as otherwise provided by or pursuant to the provisions of the Articles of Incorporation, each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock held by such shareholder which has voting power upon the matter in question. Each shareholder entitled to vote at a meeting of shareholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of shareholders need not be by written ballot. At all meetings of shareholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the shareholders at a meeting at which a quorum is present shall, unless otherwise provided by the Articles of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

Section 2.4 Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, the notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation.

Section 2.5 Quorum. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, at each meeting of shareholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the shareholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 2.6 Action by Written Consent of Shareholders. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of issued and outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE III

Board of Directors

Section 3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The Board of Directors shall exercise all of the powers and duties conferred by law except as provided by the Articles of Incorporation or these Bylaws.

Section 3.2 Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. The Board of Directors shall be elected by the stockholders at their annual meeting, and each director shall be elected to serve for the term of one year or until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal. Directors need not be stockholders. The Board of Directors as of the Effective Date shall initially consist of three directors, who shall be the following persons: Shane Evans, Clint Pulley and Anthony Keenan.

Section 3.3 Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Board of Directors, the Chairman of the Board of Directors, the President or Secretary, as the case may be. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.4 Removal. Any director or the entire Board of Directors may be removed either with or without cause at any time by the affirmative vote of the holders of a majority in voting power of the outstanding shares then entitled to vote for the election of directors at any annual or special meeting of the stockholders called for that purpose or by written consent as permitted by law.

Section 3.5 Newly Created Directorships and Vacancies. Unless otherwise provided by law or in the Articles of Incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

Section 3.6 Regular Meetings. Regular meetings of the Board of Directors may be held at such places and times as shall be determined from time to time by written or electronic transmission of consent of a resolution of the directors.

Section 3.7 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Texas whenever called by the President or by the Secretary on the written or electronic transmission of such request of any director and shall be held at such place as may be determined by the directors or as shall be stated in the notice of the meeting.

Section 3.8 Notice of Meetings. Except as provided by law, notice of regular meetings need not be given. Notice of the time and place of any special meeting shall be given to each director by the Secretary.

Section 3.9 Quorum, Voting and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

Section 3.10 Committees. The Board of Directors may, by resolution, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation.

Section 3.11 Action Without a Meeting. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed in the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.

Section 3.12 Remote Meeting. Unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute the presence in person at such meeting.

ARTICLE IV

Officers

Section 4.1 Officers. The officers of the Corporation shall consist of a President and a Secretary and such other officers as the Board of Directors may from time to time determine, including one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, and one or more Assistant Secretaries, each of whom shall be elected by the Board of Directors and have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. Each officer shall be elected by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal. Any number of offices, other than the offices of President and Secretary, may be held by the same person.

Section 4.2 Chairman. The Chairman of the Board of Directors shall be a member of the Board of Directors and shall preside at all meetings of the Board of Directors and of the stockholders. In addition, the Chairman of the Board of Directors shall have such powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 4.3 President. The President shall be the Chief Executive Officer of the Corporation. He or she shall exercise such duties as customarily pertain to the office of President and Chief Executive Officer, and shall have general and active management of the property, business and affairs of the Corporation, subject to the supervision and control of the Board of Directors. He or she shall perform such other duties as prescribed from time to time by the Board of Directors or these Bylaws. In the absence, disability or refusal of the Chairman of the Board of Directors to act, or the vacancy of such office, the President shall preside at all meetings of the stockholders and of the Board of Directors. Except as the Board of Directors shall otherwise authorize, the President shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

Section 4.4 Vice Presidents. Each Vice President, if any are elected, of whom one or more may be designated an Executive Vice President, shall have such powers and shall perform such duties as shall be assigned to him or her by the President or the Board of Directors.

Section 4.5 Treasurer. The Treasurer shall have the general care and custody of the funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors. He or she shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever. He or she shall exercise general supervision over expenditures and disbursements made by officers, agents and employees of the Corporation and the preparation of such records and reports in connection therewith as may be necessary or desirable. He or she shall, in general, perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 4.6 Secretary. The Secretary shall be the Chief Administrative Officer of the Corporation and shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Board of Directors.

Section 4.7 Assistant Treasurers and Assistant Secretaries. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors.

Section 4.8 Corporate Funds and Checks. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors. All checks or other orders for the payment of money shall be signed by the President or the Treasurer or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.

Section 4.9 Contracts and Other Documents. The President, Vice President, Secretary or Treasurer, or such other officer or officers as may from time to time be authorized by the Board of Directors or any other committee given specific authority by the Board of Directors during the intervals between the meetings of the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

Section 4.10 Delegation of Duties. In the absence, disability or refusal of any officer to exercise and perform his or her duties, the Board of Directors may delegate to another officer such powers or duties.

Section 4.11 Resignation and Removal. Any officer may resign at any time in the same manner prescribed under Section 3.3 of these Bylaws. Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors.

Section 4.12 Vacancies. The Board of Directors shall have power to fill vacancies occurring in any office.

ARTICLE V

Stock

Section 5.1 Certificates. The shares of the Corporation shall be uncertificated, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be represented by certificates. Any shares represented by a certificate prior to the adoption of these Bylaws shall remain certificated until such certificate is surrendered to the Corporation.

Section 5.2 Transfer of Shares. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender and delivery to the Corporation of the certificate representing such shares and a duly executed instrument authorizing transfer of such shares, if certificated, or delivery of a duly executed instrument authorizing transfer of such shares, if uncertificated, to the person in charge of the stock and transfer books and ledgers. A record shall be made of each transfer.

ARTICLE VI

Indemnification

Section 6.1 Right to Indemnification.

(a) Each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the TBOC, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith; provided, however, that, except as otherwise required by law or provided in Section 6.3 with respect to proceedings to enforce rights under this Article VI, the Corporation shall indemnify any such indemnitee in connection with a proceeding, or part thereof, initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by (i) such indemnitee, or (ii) the Corporation in a proceeding initiated by such indemnitee) only if such proceeding, or part thereof, was authorized or ratified by the Board of Directors.

(b) To receive indemnification under this Section 6.1, an indemnitee shall submit a written request to the Secretary of the Corporation. Such request shall include documentation or information that is necessary to determine the entitlement of the indemnitee to indemnification and that is reasonably available to the indemnitee. Upon receipt by the Secretary of the Corporation of such a written request, the entitlement of the indemnitee to indemnification shall be determined by the following person or persons who shall be empowered to make such determination: (i) the Board of Directors by a majority vote of the directors who are not parties to such proceeding, whether or not such majority constitutes a quorum, (ii) a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee, (iv) the stockholders of the Corporation or (v) in the event that a change of control (as defined below) has occurred, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee. The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Corporation not later than 60 days after receipt by the Secretary of the Corporation of a written request for indemnification. For purposes of this Section 6.1(b), a “change of control” will be deemed to have occurred if the individuals who, as of the effective date of these Bylaws, constitute the Board of Directors (the “incumbent board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.

Section 6.2 Right to Advancement of Expenses.

(a) In addition to the right to indemnification conferred in Section 6.1, an indemnitee shall, to the fullest extent not prohibited by law, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any proceeding with respect to which indemnification is required under Section 6.1 in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 6.2 or otherwise.

(b) To receive an advancement of expenses under this Section 6.2, an indemnitee shall submit a written request to the Secretary of the Corporation. Such request shall reasonably evidence the expenses incurred by the indemnitee and shall include or be accompanied by the undertaking required by Section 6.2(a). Each such advancement of expenses shall be made within 20 days after the receipt by the Secretary of the Corporation of a written request for advancement of expenses.

Section 6.3 Right of Indemnitee to Bring Suit. In the event that a determination is made that the indemnitee is not entitled to indemnification or if payment is not timely made following a determination of entitlement to indemnification pursuant to Section 6.1(b) or if an advancement of expenses is not timely made under Section 6.2(b), the indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Texas seeking an adjudication of entitlement to such indemnification or advancement of expenses. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the TBOC. Further, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the TBOC. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the TBOC, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

Section 6.4 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or directors, provisions of the Articles of Incorporation or these Bylaws or otherwise.

Section 6.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBOC.

Section 6.6 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 6.7 Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights that shall vest at the time an individual becomes a director or officer of the Corporation and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 6.8 Settlement of Claims. The Corporation shall not be liable to indemnify any indemnitee under this Article VI for any amounts paid in settlement of any proceeding effected without the Corporation’s written consent, which consent shall not be unreasonably withheld, or for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such proceeding.

Section 6.9 Subrogation. In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.10 Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the indemnitee to the fullest enforceable extent.

ARTICLE VII

Miscellaneous

Section 7.1 Amendments. These Bylaws may be altered, amended or repealed, and new Bylaws made, by the Board of Directors, but the stockholders may make additional Bylaws and may alter and repeal any Bylaws whether adopted by them or otherwise.

Section 7.2 Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 7.3 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the same year, or such other 12 consecutive months as the Board of Directors may designate.

Section 7.4 Waiver of Notice. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.5 Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 7.6 Inconsistent Provisions; Changes in Texas Law. If any provision of these Bylaws is or becomes inconsistent with any provision of the Articles of Incorporation, the TBOC or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. If any of the provisions of the TBOC referred to above are modified or superseded, the references to those provisions is to be interpreted to refer to the provisions as so modified or superseded.

Date of Adoption: March 31, 2014